Exhibit 99.1
ASGN Incorporated Reports Fourth Quarter and Full Year 2023 Results
Revenues, Gross Margin and Adj. EBITDA Margin at the top-end or above guidance ranges

February 7, 2024

RICHMOND, VA.— (BUSINESS WIRE) -- ASGN Incorporated (NYSE: ASGN), a leading provider of IT services and solutions to the commercial and government sectors, reported financial results for the quarter and year ended December 31, 2023.

Highlights
Fourth Quarter 2023

•Revenues were $1.1 billion
•Net income was $50.3 million
•Adjusted EBITDA (a non-GAAP measure) was $121.0 million (11.3 percent of revenues)
•Operating cash flows were $116.4 million and Free Cash Flow (a non-GAAP measure) was $109.2 million
•Repurchased approximately 0.9 million shares of the Company's common stock for $75.4 million
•IT Consulting Revenues were 55.3 percent of total revenues

Full Year 2023

•Revenues were $4.5 billion
•Net income was $219.3 million
•Adjusted EBITDA (a non-GAAP measure) was $517.2 million (11.6 percent of revenues)
•Operating cash flows were $456.9 million and Free Cash Flow (a non-GAAP measure) was $417.0 million
•Repurchased approximately 3.4 million shares of the Company's common stock for $273.1 million
•IT Consulting Revenues were 53.3 percent of total revenues, and commercial consulting revenues surpassed $1.0 billion
•Commercial Segment - New bookings were $1.4 billion and book-to-bill ratio was 1.2 to 1
•Federal Government Segment - New contract awards were $1.0 billion and book-to-bill ratio was 0.8 to 1

Management Commentary

“ASGN achieved solid results for the fourth quarter, with revenues, gross margin, and Adjusted EBITDA margin at the top-end of, or above, our guidance ranges,” said ASGN Chief Executive Officer, Ted Hanson. “This success in the final quarter of the year resulted in revenues of approximately $4.5 billion for 2023, of which $2.4 billion was in commercial and government IT consulting work. A highlight of our annual performance, commercial consulting revenues officially surpassed $1.0 billion. From a profitability perspective, Adjusted EBITDA margins remained solid and totaled 11.6 percent for 2023.”

Mr. Hanson continued, “ASGN has strategically shaped and purposefully built its business to perform well throughout market cycles, and our quarterly and full-year results demonstrate that our operating model is well positioned. We have evolved our service offerings to reflect our clients' needs. We will focus our efforts in 2024 on further strengthening our IT consulting capabilities, taking advantage of opportunities as we enter into higher-end, higher-value projects that position ASGN for continued success.”

Fourth Quarter and Full Year 2023 Financial Results - Summary

	Three Months Ended,			Year Ended,
	December 31,		September 30,	December 31,
(In millions, except per share data)	2023	2022	2023	2023	2022
Revenues
Commercial Segment	$748.6	$852.2	$782.4	$3,174.4	$3,435.7
Federal Government Segment	325.5	298.2	334.4	1,276.2	1,145.4
	1,074.1	1,150.4	1,116.8	4,450.6	4,581.1

Gross Margin
Commercial Segment	32.1%	32.2%	32.5%	32.1%	32.8%
Federal Government Segment	19.9%	22.1%	20.4%	20.6%	21.3%
Consolidated	28.4%	29.6%	28.9%	28.8%	29.9%

Income from continuing operations	$50.3	$55.6	$59.4	$219.3	$266.9
Income from discontinued operations	—	—	—	—	1.2
Net income	$50.3	$55.6	$59.4	$219.3	$268.1

Earnings per share - Diluted
Continuing operations	$1.06	$1.10	$1.23	$4.50	$5.21
Discontinued operations	—	—	—	—	0.02
	$1.06	$1.10	$1.23	$4.50	$5.23

Non-GAAP Financial Measures
Adjusted Net Income	$68.8	$75.9	$81.1	$296.8	$336.7
Adjusted Net Income per diluted share	$1.45	$1.51	$1.68	$6.09	$6.56
Adjusted EBITDA	$121.0	$131.9	$137.5	$517.2	$559.4
Adjusted EBITDA margin	11.3%	11.5%	12.3%	11.6%	12.2%

__________
Notes:
Definitions of non-GAAP measures and reconciliation to GAAP measurements are included in the tables that accompany this release.

Consolidated revenues for the fourth quarter were $1.1 billion, down 6.6 percent over the fourth quarter of 2022. From an industry perspective, the Company operates in six broad industry verticals. Commercial Segment revenues (69.7 percent of total revenues), were down 12.2 percent year-over-year and are categorized into five verticals: (i) Financial Services, (ii) Consumer and Industrial, (iii) Technology, Media and Telecom ("TMT"), (iv) Healthcare, and (v) Business and Government Services. Consumer and Industrial and Healthcare verticals saw mid-single-digit revenue declines year-over-year and the remaining three verticals saw double-digit declines year-over-year. Federal Government Segment revenues (30.3 percent of total revenues), the sixth industry vertical, were up 9.2 percent year-over-year.

Total IT consulting services revenues were $594.0 million (55.3 percent of total revenues), up 5.6 percent year-over-year. Federal Government Segment revenues, which are all consulting revenues, were $325.5 million, up 9.2 percent year-over-year as stated above, and Commercial Segment consulting revenues were $268.5 million, up 1.7 percent year-over-year. The growth in IT consulting services revenues was offset by a 18.4 percent year-over-year decline in assignment revenues, which totaled $480.1 million (44.7 percent of total revenues), reflecting continued softness in the more cyclical portions of the Commercial Segment business.

Gross margin for the fourth quarter of 2023 was 28.4 percent, down 120 basis points from the fourth quarter of 2022. The compression mainly related to business mix: (i) within the Commercial Segment, a lower mix of certain high-margin assignment revenues, namely, creative digital marketing and permanent placement revenues, which was partially offset by a higher mix of high-margin IT consulting revenues with a year-over-year expansion in margin and (ii) a higher mix of revenues from the Federal Government Segment, which have a lower gross margin than commercial revenues.

Selling, general and administrative (“SG&A”) expenses were $203.6 million (19.0 percent of revenues), compared with $229.9 million (20.0 percent of revenues) from the fourth quarter of 2022. This improvement was primarily due to lower incentive compensation expense. SG&A expenses included $1.6 million in acquisition, integration and strategic planning expenses, which were not included in the Company's previously-announced guidance estimates.

Net income was $50.3 million ($1.06 per diluted share), compared with $55.6 million ($1.10 per diluted share) from the fourth quarter of 2022.

Adjusted EBITDA (a non-GAAP measure) was $121.0 million, or 11.3 percent of revenues ("Adjusted EBITDA margin", a non-GAAP measure), compared with $131.9 million or 11.5 percent of revenues in the fourth quarter of 2022.

Capital Resources and Capital Allocation

At December 31, 2023, the Company had:
•Cash and cash equivalents of $175.9 million
•Full availability under its $500.0 million Senior Secured Revolving Credit Facility (due 2028)
•Senior Secured Debt of $498.8 million (term loan B facility due 2030)
•Senior unsecured notes totaling $550.0 million at 4.625 percent (due 2028)

In the fourth quarter of 2023 the Company repurchased 872,952 shares of its common stock for $75.4 million at an average price of $86.37 per share. Approximately $273.7 million remained available at quarter end for repurchases under the Company's stock repurchase plan.

First Quarter 2024 Financial Estimates

The Company's financial estimates for the first quarter of 2024, which are set forth below, are based on current operating trends and assume no significant deterioration in the markets ASGN serves. These estimates do not include any acquisition, integration or strategic planning expenses. Reconciliations of estimated net income to the estimated non-GAAP financial measures are included in the tables that accompany this release.

(In millions, except per share data)	Low	High
Revenues	$1,032.0	$1,052.0
SG&A expenses(1)	205.1	208.4
Amortization of intangible assets	15.1	15.1
Net income	37.7	41.3

Diluted earnings per share	$0.80	$0.87
Gross margin	28.0%	28.3%
Effective tax rate(2)	28.0%	28.0%

Non-GAAP Financial Measures:
Adjusted EBITDA	$104.5	$109.5
Adjusted Net Income(3)	$52.2	$55.8
Adjusted Net Income per diluted share(3)	$1.10	$1.18
Adjusted EBITDA Margin	10.1%	10.4%
___________
(1) Includes non-cash expenses totaling $20.0 million, comprised of: (i) $11.9 million of stock-based compensation, (ii) $7.0 million of depreciation and (iii) $1.1 million of amortization related to capitalized cloud-based application implementation costs.
(2) Estimated effective tax rate before any excess tax benefits related to stock-based compensation.
(3) Does not include the “Cash Tax Savings on Indefinite-lived Intangible Assets.” These savings total $8.5 million each quarter, or $0.18 per diluted share, and represent the benefit of the tax deduction that ASGN receives from the amortization of goodwill and trademarks.

The financial estimates above are based on an estimate of “Billable Days”, which are Business Days (calendar days for the period less weekends and holidays) adjusted for other factors, such as the day of the week a holiday occurs, additional time taken off around holidays, year-end client furloughs and inclement weather. There are 62.75 Billable Days in the first quarter of 2024, which is 0.25 days fewer than the year ago period and 2.75 days more than Q4 2023. The above estimates also include the effects of the payroll tax reset, which occurs at the beginning of each year. These annual resets cause, among other things, lower gross and Adjusted EBITDA margins in the first quarter of the year.

Conference Call

The Company will hold a conference call today at 4:30 p.m. ET to review its financial results for the fourth quarter and full year 2023 and to provide first quarter 2024 estimates. The dial-in number is 877-407-0792 (+1-201-689-8263 for callers outside the United States), and the conference ID number is 13742642. Participants should dial in ten minutes before the call. The prepared remarks, supplemental materials and webcast for this call can be accessed at www.asgn.com.

A replay of the conference call will be available beginning today at 7:30 p.m. ET until February 21, 2024. The access number for the replay is 844-512-2921 (+1-412-317-6671 for callers outside the United States) and the conference ID number is 13742642.

About ASGN Incorporated

ASGN Incorporated (NYSE: ASGN) is a leading provider of IT services and solutions to the commercial and government sectors. ASGN helps corporate enterprises and government organizations develop, implement and operate critical IT and business solutions through its integrated offerings. For more information, please visit asgn.com.

Safe Harbor

Certain statements made in this news release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty. Forward-looking statements include statements regarding our anticipated financial and operating performance.

All statements in this news release, other than those setting forth strictly historical information, are forward-looking statements. Forward-looking statements are not guarantees of future performance and actual results might differ materially. In particular, we make no assurances that the proposed revenue, expense and profit estimates outlined above will be achieved. Additional examples of forward-looking statements in this press release include, without limitation, statements regarding our ability to attract, train and retain qualified staffing consultants, the availability of qualified contract professionals, management of our growth, continued performance and improvement of our enterprise-wide information systems, our ability to manage our litigation matters, the successful integration of acquisitions and other risks detailed from time to time in our reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2022 as filed with the SEC on February 27, 2023. We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.

CONSOLIDATED SELECTED FINANCIAL DATA (Unaudited)
(In millions, except per share data)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2023	2022	2023	2023	2022
Results of Operations:
Revenues	$1,074.1	$1,150.4	$1,116.8	$4,450.6	$4,581.1
Costs of services	769.2	810.3	794.4	3,170.6	3,211.5
Gross profit	304.9	340.1	322.4	1,280.0	1,369.6
Selling, general and administrative expenses	203.6	229.9	206.0	844.2	895.0
Amortization of intangible assets	17.9	19.8	17.8	71.7	65.1
Operating income	83.4	90.4	98.6	364.1	409.5
Interest expense	(16.7)	(14.4)	(18.5)	(66.4)	(45.9)
Income before income taxes	66.7	76.0	80.1	297.7	363.6
Provision for income taxes	16.4	20.4	20.7	78.4	96.7
Income from continuing operations	50.3	55.6	59.4	219.3	266.9
Income from discontinued operations, net of income taxes	—	—	—	—	1.2
Net income	$50.3	$55.6	$59.4	$219.3	$268.1

Basic earnings per common share:
Continuing operations	$1.07	$1.12	$1.23	$4.54	$5.27
Discontinued operations	—	—	—	—	0.03
Net income	$1.07	$1.12	$1.23	$4.54	$5.30

Diluted earnings per common share:
Continuing operations	$1.06	$1.10	$1.23	$4.50	$5.21
Discontinued operations	—	—	—	—	0.02
Net income	$1.06	$1.10	$1.23	$4.50	$5.23

Number of shares and share equivalents used to calculate earnings per share:
Basic	47.1	49.8	48.1	48.3	50.6
Diluted	47.5	50.4	48.4	48.7	51.3

CONSOLIDATED SELECTED FINANCIAL DATA (Continued) (Unaudited)
(In millions)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2023	2022	2023	2023	2022
Summary Statements of Cash Flow Data:
Cash provided by operating activities	$116.4	$75.3	$147.5	$456.9	$307.8
Cash used in investing activities	(7.2)	(143.4)	(9.8)	(40.5)	(510.0)
Cash used in financing activities	(79.3)	(72.8)	(85.6)	(310.9)	(256.5)

Reconciliation of GAAP to Non-GAAP Measure:
Cash provided by operating activities	$116.4	$75.3	$147.5	$456.9	$307.8
Capital expenditures	(7.2)	(10.5)	(9.8)	(39.9)	(37.5)
Free Cash Flow (non-GAAP measure)	$109.2	$64.8	$137.7	$417.0	$270.3

	December 31,	December 31,
	2023	2022
Summary Balance Sheet Data:
Cash and cash equivalents	$175.9	$70.3
Working capital	579.2	539.2
Goodwill and intangible assets, net	2,392.0	2,461.6
Total assets	3,544.6	3,585.7
Long-term debt	1,036.6	1,066.6
Total liabilities	1,652.5	1,684.4
Total stockholders’ equity	1,892.1	1,901.3

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES (Unaudited)
(In millions, except per share data)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2023	2022	2023	2023	2022
Net income	$50.3	$55.6	$59.4	$219.3	$268.1
Income from discontinued operations, net of tax	—	—	—	—	1.2
Income from continuing operations	50.3	55.6	59.4	219.3	266.9
Interest expense	16.7	14.4	18.5	66.4	45.9
Provision for income taxes	16.4	20.4	20.7	78.4	96.7
Amortization and depreciation(1)	25.7	26.6	24.8	100.3	91.4
EBITDA (non-GAAP measure)	109.1	117.0	123.4	464.4	500.9
Stock-based compensation	10.3	13.4	10.3	44.0	49.3
Legal settlement expense	—	—	2.7	2.7	—
Acquisition, integration and strategic planning expenses	1.6	1.5	1.1	6.1	9.2
Adjusted EBITDA (non-GAAP measure)	$121.0	$131.9	$137.5	$517.2	$559.4

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2023	2022	2023	2023	2022
Net income	$50.3	$55.6	$59.4	$219.3	$268.1
Income from discontinued operations, net of tax	—	—	—	—	1.2
Income from continuing operations	50.3	55.6	59.4	219.3	266.9
Credit facility amendment expenses	—	—	2.3	2.3	—
Legal settlement expense	—	—	2.7	2.7	—
Acquisition, integration and strategic planning expenses	1.6	1.5	1.1	6.1	9.2
Tax effect on adjustments	(0.4)	(0.3)	(1.6)	(2.9)	(2.3)
Non-GAAP net income	51.5	56.8	63.9	227.5	273.8
Amortization of intangible assets	17.9	19.8	17.8	71.7	65.1
Other	(0.6)	(0.7)	(0.6)	(2.4)	(2.2)
Adjusted Net Income (non-GAAP measure)(2)	$68.8	$75.9	$81.1	$296.8	$336.7

Per diluted share:
Net income	$1.06	$1.10	$1.23	$4.50	$5.23
Adjustments	0.39	0.41	0.45	1.59	1.33
Adjusted Net Income (non-GAAP measure)(2)	$1.45	$1.51	$1.68	$6.09	$6.56

Common shares and share equivalents (diluted)	47.5	50.4	48.4	48.7	51.3
_________
(1) The fourth quarter of 2023 includes (i) $17.9 million of amortization of intangible assets, (ii) $7.1 million of depreciation, and (iii) $0.7 million of amortization related to capitalized cloud-based application implementation costs included in SG&A expenses.
(2)    Does not include the “Cash Tax Savings on Indefinite-lived Intangible Assets,” which currently total approximately $8.5 million per quarter (approximately $0.18 per diluted share) and represent the benefit of the tax deduction for amortization of goodwill and trademarks.

FINANCIAL ESTIMATES FOR THE FIRST QUARTER OF 2024
RECONCILIATIONS OF ESTIMATED GAAP TO NON-GAAP MEASURES
(In millions, except per share data)

	Low	High
Net income(1)	$37.7	$41.3
Interest expense	16.8	16.8
Provision for income taxes	14.6	16.0
Amortization and depreciation(2)	23.5	23.5
EBITDA (non-GAAP measure)	92.6	97.6
Stock-based compensation	11.9	11.9
Adjusted EBITDA (non-GAAP measure)	$104.5	$109.5

	Low	High
Net income(1)	$37.7	$41.3
Amortization of intangible assets	15.1	15.1
Other	(0.6)	(0.6)
Adjusted Net Income (non-GAAP measure)(3)	$52.2	$55.8

Per diluted share:
Net income	$0.80	$0.87
Adjustments	0.30	0.31
Adjusted Net Income (non-GAAP measure)(3)	$1.10	$1.18
_______
(1)Does not include acquisition, integration and strategic planning expenses, or excess tax benefits related to stock-based compensation.
(2)Includes (i) $15.1 million of amortization of intangible assets, (ii) $7.3 million of depreciation, and (iii) $1.1 million of amortization related to capitalized cloud-based application implementation costs included in SG&A expenses.
(3)Does not include the "Cash Tax Savings on Indefinite-lived Intangible Assets". These savings total $8.5 million per quarter ($0.18 per diluted share) and represent the benefit of the tax deduction for amortization of goodwill and trademarks.

Non-GAAP Financial Measures

Statements in this release and the accompanying financial information include non-GAAP financial measures that are provided as additional information to enhance the overall understanding of the Company's current financial performance and not as an alternative to the consolidated interim financial statements presented in accordance with accounting principles generally accepted in the United States ("GAAP"). Management uses these non-GAAP measures (EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Net Income per diluted share, Free Cash Flow and Revenues on a same Billable Days basis) to evaluate the Company's financial performance. These terms might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies. The financial information tables that accompany this press release include reconciliations of net income to non-GAAP financial measures.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin provide a measure of the Company's operating results in a manner that is focused on the performance of the Company's core business on an ongoing basis, by removing the effects of non-operating and certain non-cash expenses. These non-operating and non-cash items are specifically identified in the reconciliations of GAAP measures to Non-GAAP measures that accompany this release.

Adjusted Net Income provides a method for assessing the Company's operating results in a manner that is focused on the performance of the Company's core business on an ongoing basis by removing the effects of non-operating and certain non-cash expenses, adjusted for some of the cash flows associated with amortization of intangible assets to more fully present the performance of the Company's acquisitions. The calculation of Adjusted Net Income is presented in the reconciliations of GAAP measures to Non-GAAP measures that accompany this release.

Free Cash Flow provides useful information to investors about the amount of cash generated by the business that can be used for strategic opportunities and is computed as presented in the tables that accompany this release.

Commercial consulting bookings are defined as the value of new contracts entered into during a specified period, including adjustments for the effects of changes in contract scope and contract terminations.

Federal Government Segment new contract awards are defined as the estimated amount of future revenues to be recognized under contracts awarded during a specified period, including adjustments to estimates for contracts awarded in previous periods.

The book-to-bill ratio for the Federal Government Segment is the ratio of New Contract Awards to revenues for a specified period.

Revenues calculated on a Same Billable Days basis provide more comparable information by removing the effect of differences in the number of billable days on a year-over-year basis. Revenues on a Same Billable Days basis are adjusted for the following items: differences in billable days during the period by taking the current-period average revenue per billable day, multiplied by the number of billable days from the same period in the prior year; Billable Days are business days (calendar days for the period less weekends and holidays) adjusted for other factors, such as the day of the week a holiday occurs, additional time taken off around holidays, year-end client furloughs and inclement weather.

Contact:

Kimberly Esterkin
Vice President, Investor Relations
kimberly.esterkin@asgn.com